PO BOX 8035 CARY, NC 27512 INTERNET Go To: www.proxypush.com/THR or scan the QR code below. • Read the Proxy Statement and have your proxy card at hand. • Follow the simple instructions to record your vote. • PHONE Call 1-866-520-3408 toll free. Read the Proxy Statement and have your proxy card at hand. • Use any touch-tone telephone. • Follow the simple recorded instructions. MAIL • Read the Proxy Statement. • Mark, sign and date your proxy card. • Fold and return your proxy card in the postage-paid envelope provided with the address below showing through the window. ATTEND THE SPECIAL MEETING • The Special Meeting will be held at the offices of Thrivent Asset Management, LLC, 901 Marquette Avenue, Suite 2500, Minneapolis, Minnesota 55402. PROXY TABULATOR PO BOX 8035 CARY, NC 27512-9916 Please fold here—Do not separate Thrivent Mutual Funds Thrivent Multidimensional Income Fund SPECIAL MEETING OF SHAREHOLDERS ON JUNE 27, 2024 THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THRIVENT MUTUAL FUNDS The undersigned, having received notice of a special meeting of shareholders to be held on June 27, 2024 at 9:30 a.m. Central Time (with any adjournments, postponements, or delays of the meeting, the “Special Meeting”) of Thrivent Multidimensional Income Fund (the “Target Fund”), a series of Thrivent Mutual Funds (the “Trust”) and the related Proxy Statement, hereby appoints John D. Jackson and Jill M. Forte as proxies, each with full power of substitution and revocation, to represent the undersigned and to vote all shares of the Target Fund that the undersigned is entitled to vote at the Special Meeting. The undersigned hereby revokes any and all proxies with respect to such shares previously given. This instruction may be revoked at any time prior to its exercise at the Special Meeting by executing a subsequent proxy card, voting later by Internet or phone, filing written notice to the Trust, or attending the Special Meeting and providing new voting instructions. This proxy will be voted as instructed. Proxies received on which no vote is indicated will be voted “FOR” the approval of the proposal. The persons named as proxies are authorized in their discretion to vote upon such other matters as may properly come before the Special Meetin.. YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. IF YOU ARE NOT VOTING BY PHONE OR INTERNET, PLEASE SIGN AND DATE THIS PROXY CARD BELOW, MARK ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. Please sign exactly as your name(s) appear(s) on this proxy card, and date it. When shares are held jointly, each holder should sign. When signing as attorney, executor, guardian, administrator, trustee, officer of corporation or other entity or in another representative capacity, please give the full title under the signature. Signature and Title, if applicable Additional Signature (if held jointly) Scan code for mobile voting Date PLEASE BE SURE TO SIGN AND DATE THIS CARD AND MARK ON THE REVERSE SIDE

EVERY SHAREHOLDER’S VOTE IS IMPORTANT! Important Notice Re.ardin. the Availability of Proxy Materials for the Special Meetin. of Shareholders to be Held on June 27, 2024: The Proxy Statement for this Special Meetin. is available at www.proxypush.com/THR PLEASE VOTE YOUR PROXY TODAY! 1. To approve an Agreement and Plan of Reorganization pursuant to which the Target Fund would (i) transfer all of its assets to Thrivent Opportunity Income Plus Fund (the “Acquiring Fund”), a series of the Trust, in exchange for Class S shares of the Acquiring Fund, (ii) distribute such Class S shares of the Acquiring Fund to shareholders of the Target Fund, and (iii) dissolve. FOR AGAINST ABSTAIN Thrivent Multidimensional Income Fund Thrivent Multidimensional Income Fund Thrivent Multidimensional Income Fund Thrivent Multidimensional Income Fund PLEASE BE SURE TO SIGN AND DATE THIS CARD ON THE REVERSE SIDE